UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a meeting held on June 23, 2005, the Board of Directors of DTE Energy Company (the “Company”) granted Joe W. Laymon, a newly elected director, 1000 shares of Restricted Stock, pursuant to the Company’s 2001 Stock Incentive Plan (the “Plan”). The shares vest three years from the effective date of the grant and require no consideration to be paid by the recipient. A form of Restricted Stock Agreement for restricted stock grants awarded to Company directors under the Plan is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting held on June 23, 2005, the Board of Directors of the Company elected Joe W. Laymon, Group Vice President, Human Resources and Labor Affairs of Ford Motor Company, to the Board of Directors effective June 23, 2005, for a term that expires at the Company’s 2006 annual meeting of shareholders. Mr. Laymon fills a vacancy created by an increase in the size of the Board of Directors from 11 to 12.

The Board of Directors has determined that Mr. Laymon is an independent director under the News York Stock Exchange listing standards and the Company’s independence guidelines. The Board of Directors has appointed Mr. Laymon to the Board Organization and Compensation Committee.

There is no arrangement or understanding between Mr. Laymon and any person pursuant to which he was selected as a Director. Mr. Laymon is not a party to any transaction subject to Section 404(a) of Regulation S-K involving DTE Energy Company or any of its subsidiaries.

A copy of the Company’s press release announcing Mr. Laymon’s election is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Director Restricted Stock Agreement Pursuant to the DTE Energy Company 2001 Stock Incentive Plan

99.1	Press Release dated June 27, 2005 issued by DTE Energy Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2005

DTE ENERGY COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Director Restricted Stock Agreement Pursuant to the DTE Energy Company 2001 Stock Incentive Plan

99.1	Press Release dated June 27, 2005 issued by DTE Energy Company

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